Exhibit 99.1

AVROBIO Reports Interim Data from Phase 1/2 Clinical Trial

of Investigational Gene Therapy for Cystinosis

Sustained engraftment observed across first three patients 1+ year post-gene therapy;

all remain off oral cysteamine to date

Reduction in number of cystine crystals as measured in skin and intestinal mucosa biopsies observed across first three patients

Continued favorable safety profile with no adverse events related to drug product to date

Clinical proof-of-concept in adult patients lays groundwork for AVROBIO-sponsored trial planned to begin in 2023

Analyst and investor conference call scheduled for today at 8:00 a.m. ET

CAMBRIDGE, Mass.—(BUSINESS WIRE)—Feb. 9, 2022—AVROBIO, Inc. (Nasdaq: AVRO), a leading clinical-stage gene therapy company with a shared purpose to free people from a lifetime of genetic disease, today reported interim data from a collaborator-sponsored, ongoing Phase 1/2 clinical triali of AVR-RD-04, an investigational gene therapy for cystinosis, at the 18th Annual WORLDSymposium™ in San Diego.

The first three patients infused with AVR-RD-04 remain off oral cysteamine, with follow up durations ranging between 12- and 26-months post-gene therapy infusion. Sustained engraftment has been observed in each of these patients, as demonstrated by stable vector copy number (VCN) levels. A fourth patient was infused in November 2021. No adverse events related to the drug product have been reported in the four patients infused to date.

“The significant unmet need of people living with cystinosis remains the compelling impetus for the development of new treatments. Under existing drug regimens that are both burdensome and frequently carry substantial side effects, patients still face relentless disease progression and the prospect of debilitating symptoms, kidney transplantation with life-long immunosuppression therapy and significantly shortened lives,” said AVROBIO President and CEO, Geoff MacKay. “These interim data increase our confidence in the safety and efficacy of our gene therapy approach using the patient’s own hematopoietic stem cells and lay the groundwork for the AVROBIO-sponsored clinical trial for cystinosis planned to begin in 2023.”

Members of AVROBIO’s management team will host an Analyst and Investor conference call and webcast at 8:00 a.m. ET today to discuss the interim data update. The event can be accessed under “Events and Presentations” in the Investors section of the company’s website or by dialing 1 (866) 939-3921 from locations in the U.S. The conference ID number is 50279190. An archived recording of the event will be available on the website for approximately 30 days.

Data support engraftment and potential durability with reduction in symptoms

The collaborator-sponsored Phase 1/2 clinical trial is evaluating the safety and efficacy of AVR-RD-04 in adult patients who previously had been treated with cysteamine. AVR-RD-04 consists of the patient’s own hematopoietic stem cells, genetically modified to express functional cystinosin, the protein that is deficient in people living with cystinosis.

Interim VCN data indicate that the first three patients dosed have potentially reached a plateau 12- to 26-months post-gene therapy infusion at levels between 1 and 2.6 VCN per diploid genome (dg). VCN/dg is the average number of copies of the transgene integrated into the cell genome and is used to help assess the long-term engraftment and thus durability of gene therapy.

Skin and intestinal mucosa biopsies for the first three patients infused indicate a decline in the number of cystine crystals, with one-year reductions in average intracytoplasmic crystals per cell in skin ranging from 35% in patient 1, 64% in patient 2 and 81% in patient 3. In rectal biopsies, a 53% reduction was observed in patient 1 after 18 months, and 28% and 86% reductions were observed in patients 2 and 3, respectively, after 12 months. A hallmark of cystinosis is the accumulation of cystine in lysosomes, a type of cellular organelle, which leads to tissue and organ damage resulting in debilitating co-morbidities.

“Although this is interim data, we believe that the favorable safety profile observed to date, combined with sustained engraftment and consistent data across multiple other clinical measures, establish proof-of-concept in adult patients and support our view that gene therapy using a patient’s own hematopoietic stem cells given as a single infusion has the potential to be effective against this devastating disease,” said AVROBIO Chief Medical Officer, Essra Ridha, M.D.

Further details on the collaborator-sponsored Phase 1/2 trial (NCT03897361) of AVR-RD-04 are available on clinicaltrials.gov.

No adverse events related to drug product

Safety data from the four patients dosed to date indicate no adverse events (AEs) related to drug product. All adverse events were related to myeloablative conditioning, stem cell mobilization, underlying disease or pre-existing conditions. The majority of AEs were mild or moderate and resolved without clinical sequelae.

AVROBIO-sponsored trial on track for 2023

With the data reported today, combined with feedback provided by the U.S. Food and Drug Administration (FDA) after a fall 2021 Type C meeting, and pending the outcome of further planned FDA interactions this year, the company expects to initiate the AVROBIO-sponsored trial in 2023 in the U.S., followed by sites in Europe and the United Kingdom. AVROBIO’s current plan involves a two-part strategy, beginning in a pre-renal transplant population followed by a post-renal transplant population.

For more information about the collaborator-sponsored Phase 1/2 cystinosis trial and additional AVROBIO presentations at the 2022 WORLDSymposium™, please visit the conference website.

About cystinosis

Cystinosis is a rare, progressive disease marked by the accumulation of cystine in cellular organelles known as lysosomes. This buildup causes progressive organ damage and debilitating corneal damage, swallowing dysfunction, chronic kidney disease leading to end-stage renal disease and muscle wasting leading to a shortened lifespan. Currently, more than 90% of treated cystinosis patients require a renal transplant in the second or third decade of life.

The current standard of care for cystinosis is cysteamine, a treatment regimen that can require dozens of pills per day, carries substantial side effects, such as breath and body odor and gastrointestinal complications, which may be difficult to tolerate, and does not prevent overall disease progression.

About AVROBIO

Our vision is to bring personalized gene therapy to the world. We aim to prevent, halt and/or reverse disease throughout the body with a single dose of gene therapy designed to drive durable expression of therapeutic protein, even in hard-to-reach tissues and organs including brain, muscle and bone. AVROBIO’s pipeline is powered by our industry-leading plato® gene therapy platform, our foundation designed to deliver gene therapy worldwide. It includes clinical programs in cystinosis and Gaucher disease type 1, as well as preclinical programs in Gaucher disease type 3, Hunter syndrome and Pompe disease. We are headquartered in Cambridge, Mass. For additional information, visit avrobio.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding our business strategy for and the potential therapeutic benefits of our current and prospective product candidates, including AVR-RD-04 for the treatment of cystinosis, the expected safety profile of our investigational gene therapies, the design, commencement, enrollment and timing of ongoing or planned clinical trials, clinical trial results, product approvals and regulatory pathways, the timing of patient recruitment and enrollment activities, our plans and expectations with respect to interactions with regulatory agencies, timing and likelihood of success, and the expected benefits and results of our manufacturing technology, including the implementation of the plato® platform in our clinical trials and gene therapy programs and its potential impact on our commercialization activities. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Results in preclinical or early-stage clinical trials may not be indicative of results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented.

Any forward-looking statements in this press release are based on AVROBIO’s current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any one or more of AVROBIO’s product candidates will not be successfully developed or commercialized, the risk of cessation or delay of any ongoing or planned clinical trials of AVROBIO or our collaborators, the risk that AVROBIO may not successfully recruit or enroll a sufficient number of patients for our clinical trials, the risk that AVROBIO may not realize the intended benefits of our gene therapy platform, including the features of our plato® platform, the risk that our product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that we anticipate, the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or trials involving AVROBIO’s product candidates, the risk that we will be unable to obtain and maintain regulatory approval for our product candidates, the risk that the size and growth potential of the market for our product candidates will not materialize as expected, risks associated with our dependence on third-party suppliers and manufacturers, risks regarding the accuracy of our estimates of expenses and future revenue, risks relating to our capital requirements and needs for additional financing, risks relating to clinical trial and business interruptions resulting from the COVID-19 outbreak or similar public health crises, including that such interruptions may materially delay our enrollment and development timelines and/or increase our development costs or that data collection efforts may be impaired or otherwise impacted by such crises, and risks relating to our ability to obtain and maintain intellectual property protection for our product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause AVROBIO’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties and other important factors in AVROBIO’s subsequent filings with the Securities and Exchange Commission. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact:

Christopher F. Brinzey

Westwicke, an ICR Company

339-970-2843

chris.brinzey@westwicke.com

Media Contact:

Kit Rodophele

Ten Bridge Communications

617-999-9620

krodophele@tenbridgecommunications.com

[i]

Collaborator-sponsored Phase 1/2 clinical trial of AVR-RD-04 is funded in part by grants to UCSD from the California Institute for Regenerative Medicine (CIRM), Cystinosis Research Foundation (CRF) and National Institutes of Health (NIH).

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